EXHIBIT 2.03

                    FORM OF RESALE AGREEMENT WITH AFFILIATE LETTER

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Simon Property Group, Inc.
Merchants Plaza
115 West Washington Street
Suite 15 East
Indianapolis, IN  46204


Ladies and Gentlemen:

    I have been advised that as of the date of this letter agreement, I may be deemed to be an "affiliate" of DeBartolo Realty Corporation, an Ohio corporation (the "Company"), as such term is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of March 26, 1996 (as amended from time to time, the "Merger Agreement"), by and among Simon Property Group, Inc., a Maryland corporation ("Parent"), Day Acquisition Corp., an Ohio corporation and a direct subsidiary of Parent ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger")

          Pursuant to the Merger each issued and outstanding share of Common Stock, par value $.01 per share, of the Company shall be converted into the right to receive from Parent 0.68 of a fully paid and nonassessable share of Parent Common Stock, par value $.0001 per share ("Parent Common Stock"):

          I represent, warrant and covenant to Parent that, with respect to all Parent Common Stock received by the undersigned as a result of the Merger:

               I shall not knowingly make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

               I have carefully read this letter and the Merger Agreement and have had an opportunity to discuss the requirements of such documents and any other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock with my counsel or counsel for the Company.

               I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Act.
However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of Parent Common Stock has not been registered under the Act, I may not offer to sell, sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such offer, sale, transfer or other disposition has been registered under the Act or is made in conformity with Rule 145 under the Act, or (ii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from
registration under the Act.
               I understand that, except as provided in the Registration Rights
Agreement to be entered into by Parent and the undersigned (the "Registration Rights
Agreement") as contemplated by the Merger Agreement or as provided in this letter,
Parent is under no obligation to register under the Act the sale, transfer or other disposition of Parent Common Stock by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.
               I understand that Parent will give stop transfer instructions to
Parent's transfer agents with respect to Parent Common Stock, that the Parent Common
Stock issued to me will all be in certificated form and that the certificates therefor, or any substitutions therefor, will bear a legend substantially to the following effect:
               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
               WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE
               SECURITIES ACT OF 1933 APPLIES.  THE SECURITIES REPRESENTED BY
               THIS CERTIFICATE MAY
ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE
          WITH THE TERMS OF AN AGREEMENT, DATED _________________, 1996, BETWEEN THE
          REGISTERED HOLDER HEREOF AND SIMON PROPERTY GROUP, INC., A COPY OF WHICH
          AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SIMON PROPERTY GROUP,
          INC."

               I also understand that unless the transfer by me of my Parent Common
Stock has been registered under the Act or is a sale made in conformity with the
Rules promulgated thereunder, Parent reserves the right to place a legend substantially to the following effect on the certificates issued to any transferee:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND WERE ACQUIRED
          BY A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE
          145 UNDER THE ACT APPLIES.  THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE
          HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION
          THEREOF WITHIN THE MEANING OF THE ACT AND MAY NOT BE SOLD, TRANSFERRED OR
          OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
          STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION
          REQUIREMENTS OF THE ACT."

           It is understood and agreed that the legends set forth in
paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for the purposes of the Act.  It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) the Securities evidenced by such certificates are registered under the Act, (ii) two years shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule
145(d)(2) are then available to the undersigned, (iii) three years shall have elapsed from the date the undersigned acquired Parent Common Stock received in the
Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iv) Parent has received either an opinion of counsel, reasonably satisfactory to
Parent, or a "no action" letter obtained by the undersigned from the staff of the
Commission to the effect that the sale, transfer or disposition of the securities evidenced by such certificates is exempt from registration under the Act.

          Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter.
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                              Sincerely,
                              ___________________________________
                              Name:
Accepted this _____ day of _________________, 1996
[                          ]

By:_______________________
     Name:
     Title: